Celsius Holdings Reports Third Quarter 2024 Financial Results

Quarterly results reflect the impact of supply chain optimization by company’s largest distributor
Growth of sugar-free energy category propels YTD revenue over $1 billion
Co-packer acquisition unlocks innovation and manufacturing capabilities

BOCA RATON, Fla., Nov. 6, 2024 — Celsius Holdings, Inc. (Nasdaq: CELH), maker of CELSIUS®, the premium lifestyle energy drink formulated to power active lifestyles, today reported third quarter 2024 financial results.

Summary Financials	3Q 2024	3Q 2023	Change	YTD 2024	YTD 2023	Change
(Millions except for percentages and EPS)
Revenue	$265.7	$384.8	(31)%	$1,023.4	$970.6	5%
N. America	$247.1	$371.2	(33)%	$969.0	$930.5	4%
International	$18.6	$13.6	37%	$54.4	$40.1	36%
Gross Margin	46.0%	50.4%	-440 BPS	50.2%	48.1%	+210 BPS
Net Income	$6.4	$83.9	(92)%	$164.0	$176.7	(7)%
Net Income att. to Common Shareholders	$(0.6)	$70.4	(101)%	$131.0	$142.6	(8)%
Diluted EPS	$(0.00)	$0.30	(100)%	$0.55	$0.60	(8)%
Adjusted EBITDA*	$4.4	$103.6	(96)%	$192.8	$230.4	(16)%
*The company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), but management believes that disclosure of Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures that management uses to assess our performance, may provide users with additional insights into operating performance. Please see “Use of Non-GAAP Measures” and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, both of which can be found below.

John Fieldly, Chairman and CEO of Celsius Holdings, Inc., said: “Celsius continued to drive energy drink category growth at retail in the third quarter and outpaced the category in dollar and volume sales gains despite overall category softness. Pronounced supply chain optimization by our largest distributor, which we believe has largely stabilized, had an outsized and adverse impact on our operating results during an otherwise solid quarter. We remain focused on our long-term growth strategy of expanding our consumer base, broadening our availability, and being the preferred beverage for more occasions.”

Jarrod Langhans, Chief Financial Officer of Celsius Holdings, Inc., said: “Gross and operating margins in the third quarter fell short due to significantly reduced orders because our largest distributor implemented a sizable, successful and efficient supply chain optimization program in the quarter, but we managed our sales and marketing spend to minimize interruptions while still turning a profit in the quarter. This activity did not impact customer sales at the retail level, which remain healthy. Our strong balance sheet enabled us to acquire a long-time Celsius co-packer, Big Beverages, which we believe will unlock innovation and other supply chain efficiencies.”
FINANCIAL HIGHLIGHTS FOR THE THIRD QUARTER OF 2024
For the three months ended Sept. 30, 2024, revenue was approximately $265.7 million, compared to $384.8 million for the three months ended Sept. 30, 2023. Revenue from our largest distributor declined $123.9 million in the three months ended Sept. 30, 2024, compared to the same period last year, which was primarily driven by the distributor’s inventory optimization. Concurrently, related retailer promotional allowances created revenue headwinds that would have otherwise been offset by proportional distributor sell-in during the quarter. Retail sales of Celsius in total U.S. MULO Plus with Convenience grew by 7.1% year over year in the third quarter of 2024 as reported by Circana for the last-thirteen-week period ended Sept. 29, 20241.

International sales of $18.6 million increased 37% year over year in the third quarter from $13.6 million for the third quarter of 2023.

For the three months ended Sept. 30, 2024, gross profit decreased by $71.9 million, or 37%, to $122.2 million from $194.1 million for the three months ended Sept. 30, 2023. Gross profit margin was 46.0% for the three months ended Sept. 30, 2024, a 440 basis point decrease from 50.4% for the same period in 2023. The decrease in gross profit was due to promotional allowances, incentives, and other billbacks as a percentage of gross revenue. These programs are driven by consumer purchases and sales from our distributors into retail, neither of which correlated with the sales that we made to our distributors this quarter due to supply chain optimization conducted by our largest distributor. Although gross profit as a percentage of revenue was lower year over year, we did receive the benefit of lower outbound freight and materials as a percentage of gross revenue in the three months ended Sept. 30, 2024, compared to the same period last year.

Diluted earnings per share for the third quarter was $(0.00) compared to $0.30 for the prior-year period.

YEAR-TO-DATE FINANCIAL HIGHLIGHTS 2024
Year-to-date revenue for the nine months ended Sept. 30, 2024, increased 5% to $1.02 billion compared to $970.6 million for the prior-year period. International sales of $54.4 million increased 36% from $40.1 million for the prior-year period.

Year-to-date gross profit increased 10% to $513.5 million compared to $466.9 million for the prior-year period. Gross profit as a percentage of revenue was 50.2% for the nine months ended Sept. 30, 2024, up from 48.1% in the prior-year period.

1 Circana Total US MULO+ w/C L13W ended 9/29/24, RTD Energy

BUSINESS OPERATIONS AND COMPANY HIGHLIGHTS
Share Growth
Celsius’ energy drink category dollar share in MULO Plus with Convenience in the last-four-week period ended Oct. 6, 2024, was 11.6%, an increase of 0.1 points compared to the year-ago period2. For the quarter ended Sept. 29, 2024, Celsius’ dollar share was 11.8%3.

Alternative Growth Drivers
Sales to Costco in the third quarter of 2024 increased 15%; however, sales to Sam’s club and BJs were negatively affected due to the timing of promotions and innovation loading in the year-ago period. Total club channel sales decreased 4% to $60.5 million in the third quarter 2024 from $63.2 million for the prior-year period.

Celsius sales to Amazon increased 21% year over year to approximately $27.0 million for the quarter ended Sept. 30, 2024. Celsius’ share on Amazon for the three-month period ended Oct. 5, 2024, was 20.4%4.

Approximately 12.3% of Celsius’ total U.S. sales to PepsiCo in the third quarter of 2024 was to the food service channel.

Innovation and Marketing
In October, Celsius introduced two new flavors in the CELSIUS ESSENTIALS line at NACS Show 2024, including Watermelon Ice and Grape Slush, and revealed plans for two new flavors in each of the CELSIUS Vibe and core product lines to come in the first half of 2025.

Organizational Excellence
Celsius acquired Big Beverages Contract Manufacturing (“Big Beverages”) in November. The strategic transaction provides Celsius with a 170,000-square-foot, modern manufacturing and warehouse facility that is expected to provide greater supply chain control, quicker innovation cycles and greater production flexibility. The facility will continue to be principally dedicated to the manufacture of Celsius products and provides the option to add capacity as the business scales and grows.

International Expansion
Sales of Celsius in Canada, the UK and Ireland continued to exceed the company’s initial expectations for the third quarter of 2024. Sales in Australia and New Zealand began in the third quarter of 2024 through major national retailers.
Third Quarter 2024 Earnings Webcast
Management will host a webcast at 8 a.m. EST on Wednesday, Nov. 6, 2024, to discuss the company’s third quarter financial results with the investment community. Investors are invited to join the webcast accessible from https://ir.celsiusholdingsinc.com. Downloadable files, an audio replay and transcript will be made available on the Celsius Holdings investor relations website.

About Celsius Holdings, Inc.
Celsius Holdings, Inc. (Nasdaq: CELH) is the maker of energy drink brand CELSIUS®, a lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. For more information, please visit www.celsiusholdingsinc.com.

Contact
Paul Wiseman
Investors: investorrelations@celsius.com
Press: press@celsius.com

Forward-Looking Statements
This press release contains statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations or financial position, or state other forward-looking information. You can identify
2 Circana Total US MULO+ w/C L4W ended 10/6/24, RTD Energy
3 Circana Total US MULO+ w/C L13W ended 9/29/24, RTD Energy
4 Stackline, Total US L13W ended 10/5/24, Energy Drinks

these statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” “could,” “project,” “plan,” “potential,” “designed,” “seek,” “target,” and variations of these terms, the negatives of such terms and similar expressions. You should not rely on forward-looking statements because Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: our ability to realize the benefits anticipated from acquisitions, such as the acquisition of Big Beverages, our ability to successfully manage and integrate the operations, internal controls, procedures, financial reporting and accounting systems of acquisitions, and other factors related to the operational challenges and risks of acquisitions, including (i) increased costs, indebtedness, contractual obligations and/or other liabilities; (ii) the expense of integrating acquired businesses; (iii) the ability to retain or hire the personnel required for the successful operation of the acquired business and expanded business operations, in general; (iv) the ability to retain the business relationships of the acquired businesses; (v) diversion of management’s attention; and (vi) the availability of funding sufficient to meet increased capital needs, among others; the strategic investment by and long term partnership with PepsiCo, Inc.; management’s plans and objectives for international expansion and future operations globally; general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue; operating costs and profitability; our expectations regarding our strategy and investments; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to satisfy, in a timely manner, all Securities and Exchange Commission (the “SEC”) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the SEC, such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date the statements were made. Celsius Holdings does not undertake any obligation to update forward-looking information, except to the extent required by applicable law.

CELSIUS HOLDINGS, INC. - FINANCIAL TABLES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$903,748	$755,981
Accounts receivable-net[1]	208,774	183,703
Note receivable-current-net	1,025	2,318
Inventories-net	197,572	229,275
Deferred other costs-current[2]	14,124	14,124
Prepaid expenses and other current assets	38,227	19,503
Total current assets	1,363,470	1,204,904

Property and equipment-net	38,370	24,868
Deferred tax assets	24,186	29,518
Right of use assets-operating leases	5,506	1,957
Right of use assets-finance leases	214	208
Deferred other costs-non-current[2]	237,746	248,338
Intangibles-net	11,877	12,139
Goodwill	14,360	14,173
Other long-term assets	8,594	291
Total Assets	$1,704,323	$1,536,396

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable[3]	$30,938	$42,840
Accrued expenses[4]	73,024	62,120
Income taxes payable	739	50,424
Accrued promotional allowance[5]	158,810	99,787
Lease liability operating-current	1,358	980
Lease liability finance-current	99	59
Deferred revenue-current[2]	9,513	9,513
Other current liabilities	14,979	10,890
Total current liabilities	289,460	276,613

Lease liability operating-non-current	4,193	955
Lease liability finance-non-current	189	193
Deferred tax liabilities	2,275	2,880
Deferred revenue-non-current[2]	160,092	167,227
Total Liabilities	456,209	447,868

Commitment and contingencies (Note 16)

Mezzanine Equity[2]:
Series A convertible preferred shares, $0.001 par value, 5% cumulative dividends; 1,466,666 shares issued and outstanding at each of September 30, 2024 and December 31, 2023, aggregate liquidation preference of $550,000 as of September 30, 2024 and December 31, 2023.	824,488	824,488

Stockholders’ Equity:
Common stock, $0.001 par value; 300,000,000 shares authorized, 234,982,044 and 231,787,482 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively.	79	77
Additional paid-in capital	292,576	276,717
Accumulated other comprehensive loss	(338)	(701)
Retained earnings (accumulated deficit)	131,309	(12,053)
Total Stockholders’ Equity	423,626	264,040
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$1,704,323	$1,536,396

[1] Includes $118.1 million and $130.0 million from a related party as of September 30, 2024 and December 31, 2023, respectively.
[2] Amounts in this line item are associated with a related party for all periods presented.

[3] Includes $0.8 million and $0.1 million due to a related party as of September 30, 2024 and December 31, 2023, respectively.
[4] Includes no balance due to a related party as of September 30, 2024 and $1.0 million as of December 31, 2023.
[5] Includes $101.3 million and $51.8 million due to a related party as of September 30, 2024 and December 31, 2023, respectively.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue[1]	$265,748	$384,757	$1,023,433	$970,579
Cost of revenue	143,519	190,675	509,899	503,685
Gross profit	122,229	194,082	513,534	466,894
Selling, general and administrative expenses[2]	125,443	96,385	339,310	259,471
(Loss) income from operations	(3,214)	97,697	174,224	207,423

Other income (expense):
Interest income on note receivable	—	28	28	101
Interest income-net	11,112	7,197	31,371	17,666
Foreign exchange gain (loss)	277	(177)	(356)	(1,226)
Total other income	11,389	7,048	31,043	16,541

Net income before provision for income taxes	8,175	104,745	205,267	223,964

Provision for income taxes	(1,819)	(20,796)	(41,317)	(47,279)
Net income	$6,356	$83,949	$163,950	$176,685

Dividends on Series A convertible preferred stock[3]	(6,913)	(6,875)	(20,588)	(20,512)
Income allocated to participating preferred stock[3]	—	(6,702)	(12,357)	(13,605)
Net (loss) income attributable to common stockholders	$(557)	$70,372	$131,005	$142,568

Other comprehensive income (loss):
Foreign currency translation adjustments, net of income tax	2,025	(664)	363	(660)
Comprehensive income	$1,468	$69,708	$131,368	$141,908

*(Loss) earnings per share[4]:
Basic	$(0.00)	$0.30	$0.56	$0.62
Diluted	$(0.00)	$0.30	$0.55	$0.60
*Please refer to Note 3 in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, for Earnings per Share reconciliations.

[1] Includes $124.7 million and $547.8 million for the three and nine months ended September 30, 2024, respectively, and $248.6 million and $590.0 million for the three and nine months ended September 30, 2023, respectively, from a related party.
[2] Includes $0.5 million and $1.6 million for the three and nine months ended September 30, 2024, respectively, and $0.5 million and $1.1 million for the three and nine months ended September 30, 2023, respectively, from a related party.
[3] Amounts in this line item are associated with a related party for all periods presented.
[4] Forward Stock Split - The accompanying consolidated financial statements and notes thereto have been retrospectively adjusted to reflect the three-for-one stock split that became effective on November 13, 2023. See Note 2. Basis of Presentation and Summary of Significant Accounting Policies for more information.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP net income to non-GAAP adjusted EBITDA and Adjusted EBITDA Margin

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income (GAAP measure)	$6,356	$83,949	$163,950	$176,685
Add back/(Deduct):
Net interest income	(11,112)	(7,225)	(31,399)	(17,767)
Provision for income taxes	1,819	20,796	41,317	47,279
Depreciation and amortization expense	2,241	875	4,888	2,121
Non-GAAP EBITDA	(696)	98,395	178,756	208,318
Stock-based compensation[1]	5,377	4,979	13,685	16,221
Foreign exchange	(277)	177	356	1,226
Distributor Termination[2]	—	—	—	(3,241)
Legal Settlement Costs[3]	—	—	—	7,900
Non-GAAP Adjusted EBITDA	$4,404	$103,551	$192,797	$230,424

Non-GAAP Adjusted EBITDA Margin	1.7%	26.9%	18.8%	23.7%

a5

b6

15Selling, general and administrative expenses related to employee non-cash stock-based compensation expense. Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and directors. The Company believes that the exclusion provides a more accurate comparison of operating results and is useful to investors to understand the impact that stock-based compensation expense has on its operating results.
26 2023 distributor termination represents reversals of accrued termination payments. The unused funds designated for termination expense payments to legacy distributors were reimbursed to Pepsi for the quarter ended June 30, 2023.
3 2023 Legal class action settlement pertained to the McCallion vs Celsius Holdings class action lawsuit, which we settled during the quarter ended June 30, 2023.

USE OF NON-GAAP MEASURES

Celsius defines Adjusted EBITDA as net income before net interest income, income tax expense (benefit), and depreciation and amortization expense, further adjusted by excluding stock-based compensation expense, foreign exchange gains or losses, distributor termination fees and legal settlement costs. Adjusted EBITDA Margin is the ratio between the company’s Adjusted EBITDA and net revenue, expressed as a percentage. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures.

Celsius uses Adjusted EBITDA and Adjusted EBITDA Margin for operational and financial decision-making and believes these measures are useful in evaluating its performance because they eliminate certain items that management does not consider indicators of Celsius’ operating performance. Adjusted EBITDA and Adjusted EBITDA Margin may also be used by many of Celsius’ investors, securities analysts, and other interested parties in evaluating its operational and financial performance across reporting periods. Celsius believes that the presentation of Adjusted EBITDA and Adjusted EBITDA Margin provides useful information to investors by allowing an understanding of measures that it uses internally for operational decision-making, budgeting and assessing operating performance.

Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under GAAP and should not be considered as a substitute for net income or any other financial measure presented in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of Celsius’ results as reported under GAAP. Celsius strongly encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, Adjusted EBITDA and EBITDA Margin, as defined by Celsius, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare Celsius’ use of these non-GAAP financial measures with those used by other companies.